Exhibit D
                             CSW International, Inc.
                        Consolidated Statement of Income
                    For the Twelve Months Ended June 30, 1998
                                   (Unaudited)

                                            (thousands)
                                            ------------

Operating Revenues
    Electric revenues                       $ 1,662,779
    Other diversified                           228,622
                                            ------------
                                              1,891,401
                                            ------------

Operating Expenses
    Cost of electric sales                    1,137,369
    General and administrative                  247,926
    Depreciation and amortization                92,956
    Other diversified                           157,822
                                            ------------
                                              1,636,073
                                            ------------
Operating Income                                255,328
                                            ------------

Other Income and (Deductions)
    Investment income                            12,052
    Interest income                              12,896
    Interest expense                           (133,751)
                                               (108,803)
                                            ------------
Income Before Income Taxes                      146,526
                                            ------------

Provision for Income Taxes                       22,798
                                            ------------

Net Income before Extraordinary Item            123,728

Extraordinary Item
    Loss from United Kingdom windfall
     profits tax                               (176,043)
                                            ------------

Net Income                                    $ (52,315)
                                            ============